Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Date of Issuance: Void after:

January 12, 2023 January 12, 2028

EMMAUS LIFE SCIENCES, INC.

Warrant to Purchase Shares of

Common Stock

IN CONSIDERATION OF SERVICES RENDERED AND TO BE RENDERED BY Yutaka Niihara, M.D., M.P.H. (“Holder”), Holder is entitled to purchase, subject to the provisions of this Warrant (“Warrant”), from Emmaus Life Sciences, Inc., a Delaware corporation (“Company”), up to 7,500,000 shares (the “Warrant Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), at a price per share of $4.50 (the “Exercise Price”) at any time and from time to time on or before January 12, 2028. The Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as described herein

1.
Method of Exercise.
(a)
Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, from time to time by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit A (the “Notice of Exercise”), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering:
(i)
this Warrant at the principal office of the Company, and
(ii)
payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder; or (iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Exercise Price (the “Exercise Amount”):
(b)
Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided above. The person or persons entitled to receive the Warrant Shares issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.
(c)
As soon as practicable after the exercise of this Warrant, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:
(i)
a certificate or certificates for the number of Warrant Shares to which such Holder shall be entitled, and
(ii)
in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal to the number of such Warrant Shares described in this Warrant minus the number of such Warrant Shares purchased by the Holder upon all exercises made in accordance with this Section 2.
2.
Representations and Warranties of the Company.

In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder that:

(a)
Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.
(b)
Authorization. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, all corporate action has been taken on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Warrant. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Warrant the valid and enforceable obligations they purport to be. The issuance of this Warrant will not be subject to preemptive rights of any stockholders of the Company. The Company has authorized sufficient shares of Common Stock to allow for the exercise of this Warrant.
3.
Representations and Warranties of the Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:
(a)
Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is entered into by the Holder in reliance upon such Holder’s representation to the Company that the Warrant and the Warrant Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By acknowledging this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.
(b)
Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).
(c)
Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws since they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, Holder represents that it is familiar with Rule 144, as presently in effect, as promulgated by the SEC under the Act (“Rule 144”), and understands the resale limitations imposed thereby and by the Act.
(d)
Further Limitations on Disposition. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Act covering the disposition or sale of this Warrant or the Warrant Shares issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all of this Warrant or such Warrant Shares, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such Securities is made pursuant to SEC Rule 144.
(e)
Restrictive Legend. It is understood that the Securities may bear the following or a similar legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

4.
Valid Issuance; Taxes. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for Warrant Shares in any name other than that of the Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company’s reasonable satisfaction that no tax or other charge is due.
5.
Adjustment of Exercise Price and Number and Kind of Warrant Shares. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
(a)
Subdivisions, Combinations and Stock Dividend. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the Exercise Price shall be proportionally decreased and the number of Warrant Shares issuable on the exercise of this Warrant shall be proportionately increased in the case of a subdivision or stock dividend. If the Company shall at any time after the issuance but prior to the expiration of this Warrant combine its Common Stock, by reverse stock split or otherwise, the Exercise Price shall be proportionally increased and the number of Warrant Shares issuable on the exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 5(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or if no record date is fixed, upon the making of such dividend.
(b)
Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 5(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the per-share Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same.
(c)
Notice of Adjustment. When any adjustment is required to be made in the number or kind of Warrant Shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the new Exercise Price and number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.
6.
Termination of Warrant.

(a) General. If the Holder’s service to the Company shall terminate for any reason, including retirement, other than (i) Cause (as defined below), (ii) death or (iii) disability, this Warrant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the 90 day period following such termination, but in no event shall the Holder be entitled to purchase any of the Warrant Shares after the expiration of this Warrant. This Warrant, to the extent it remains unexercised as of the end of such 90-day period shall thereupon terminate and be of no further force or effect.

(b) Death or Disability. In the event that the Holder’s service to the Company shall terminate on account of the death or disability of the Holder, Holder (or the Holder’s legal representatives, heirs or legatees) shall be entitled to purchase those number of Warrant Shares that the Holder was entitled to purchase upon exercise of this Warrant prior to such termination of the Holder’s service, for the one year period following such termination, but in no event shall the Holder (or the Holder’s legal representatives, heirs or legatees) be permitted to purchase any of the Warrant Shares after the expiration of this Warrant. This Warrant, to the extent it remains unexercised as of the end of such one-year period shall thereupon terminate and be of no further force or effect.

(c) Cause. If Holder is removed from service as a director of the Company by action of the Board of Directors or stockholders of the Company for Cause, this Warrant shall terminate at the commencement of business on the date of such removal. For purposes of this Warrant “Cause” shall mean (i) the Holder’s willful and intentional repeated failure or refusal, continuing after notice that specifically identifies the breach(es) complained of, to perform substantially his material duties, responsibilities and obligations (other than a failure resulting from Holder’s incapacity due to physical or mental illness or other reasons beyond the control of Holder), and which failure or refusal results in demonstrable direct and material injury to the Company; (ii) any willful and intentional act or failure to act involving fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude (collectively, “Fraud”), that results in demonstrable direct and material injury to the Company; and (iii) conviction of (or a plea of nolo contendere to) an offense that is a felony in the jurisdiction involved or which is a misdemeanor in the jurisdiction involved but which involves Fraud. For purposes of determining whether Cause exists, no act, or failure to act, on the Holder’s part shall be deemed “willful” or “intentional” unless done, or omitted to be done, by such Holder in bad faith, and without reasonable belief that his action or omission was in the best interests of the Company. If, subsequent to the Holder’s voluntary termination or involuntary termination without Cause, it is discovered that the Holder’s service to the Company could have been terminated for Cause, the Company may deem such Holder’s service to the Company to have been terminated for Cause. The Holder’s termination for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

7.
No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the Exercise Price then in effect.

8.
No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as otherwise provided in this Warrant, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.
9.
No Right to Continued Service or Directorship. Nothing contained in this Warrant will confer upon the Holder any right to become or remain in the service of the Company or any subsidiary, nor limit or affect in any manner the right of the Company or any subsidiary to terminate the service of Holder.
10.
Restrictions on Transfer. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Act, or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.
11.
Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California, except for provisions that apply to the regulation of the Company as a Delaware corporation, in which case Delaware General Corporation Law shall apply. The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Los Angeles County and the United States District Court for the Central District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
12.
Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.
13.
Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.
14.
Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (c) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three days after such notice is deposited in first class mail, postage prepaid, and (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Holder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Holder or the Company may designate by ten days’ advance written notice to the other:

If to the Company:

Emmaus Life Sciences, Inc.

21250 Hawthorne Blvd, Suite 800

Torrance, CA 90503

Attn: Chief Financial Officer

Fax: (310) 214-0075

15.
Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
16.
Entire Agreement; Amendments and Waivers. This Warrant constitutes the full and entire understanding and agreement between the parties regarding the subject matter hereof. Nonetheless, any term of this Warrant may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder; or if this Warrant has been assigned in part, by the holders or rights to purchase a majority of the shares originally issuable pursuant to this Warrant.
17.
Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date above written.

EMMAUS LIFE SCIENCES, INC.

By:

Name: Yasushi Nagasaki

Title: Chief Financial Officer

EXHIBIT A

Notice of Exercise

EMMAUS LIFE SCIENCES, INC.

Attention: Chief Financial Officer

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

shares of Common Stock pursuant to the terms of the attached Warrant at $_______ per share (the applicable Exercise Price as of the date of this Notice of Exercise) , and tenders herewith payment in cash of the Exercise Price of such Warrant Shares in full, together with all applicable transfer taxes, if any.

The undersigned hereby represents and warrants that Representations and Warranties in Section 3 of the Warrant are true and correct as of the date hereof.

HOLDER:

Date: By:

Name:

Address:

Name in which shares should be registered: